UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
     As previously disclosed, Hercules Offshore, Inc. (the “Company”) is a party to a Management Agreement with First Energy Bank B.S.C. (“MENAdrill”) whereby it would market, manage and operate two new-build jackup drilling rigs, Hull 109 and Hull 110 (also known as MENAdrill Hercules 1 and 2). The Company received a notice of termination today from MENAdrill with respect to Hull 109. The termination is effective as of December 13, 2010, and MENAdrill has agreed to pay the Company the termination fee of $250,000 due under the contract on the date of termination. MENAdrill has informed the Company that they are mobilizing Hull 109 to perform drilling operations in Mexico, which were arranged by MENAdrill.
     Currently, the Company continues to perform its worldwide marketing and other obligations under the Management Agreement to market and manage Hull 110.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: December 9, 2010	By:	/s/ Stephen M. Butz
Stephen M. Butz
Senior Vice President, Chief Financial Officer and Treasurer